EXHIBIT 14.2

Auditors’ Report to the Members of AstraZeneca PLC

     We have audited the accompanying consolidated balance sheets of AstraZeneca PLC and subsidiaries (“AstraZeneca”) as of December 31, 2003 and 2002, and the related consolidated statements of income, cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of AstraZeneca’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AstraZeneca as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with generally accepted accounting principles in the United Kingdom.

     Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in the “Additional Information for US Investors” section of the consolidated financial statements.

/s/ KPMG Audit Plc

KPMG Audit Plc
Chartered Accountants
Registered Auditor
8 Salisbury Square
London
EC4Y 8BB
January 29, 2004